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                                                              Exhibit 11(b)

                    [SQUIRE, SANDERS & DEMPSEY LETTERHEAD]


                              September 15, 1998



Armada Funds
4400 Computer Drive
Westborough, MA 01581

         Re:  Armada Funds (Municipal Money Market Fund)
              Post-Effective Amendment No. 43 -- Consent of Counsel
              -----------------------------------------------------


         We hereby consent to use of our name and to the reference to our Firm under caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 43 to the Registration Statement (No. 33-488) on Form N-1A under the Securities Act of 1933, as amended, of Armada Funds.



                                        /s/ Squire, Sanders & Dempsey L.L.P.